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                                                                     EXHIBIT 4.4

                                  IBASIS, INC.

                                 THIRD AMENDMENT
                                       TO
                            1997 STOCK INCENTIVE PLAN


         Effective as of December 12, 2000, but subject to the approval of the stockholders of iBasis, Inc., a Delaware corporation ("iBasis"), the 1997 Stock Incentive Plan of iBasis, be hereby amended as follows:

                  (1) The number "5,700,000" is deleted from the fourth line of
         Section 3(a) and hereby replaced with the number "9,000,000."